UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(B) OR (G)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                               NEIGHBORCARE, INC.
             (Exact Name of Registrant as Specified in its Charter)


           PENNSYLVANIA                               06-1132947
(State of Incorporation or Organization)            (IRS Employer
                                                 Identification Number)

      601 EAST PRATT STREET
        BALTIMORE, MARYLAND                              21202
  (Address of Principal Executive                     (Zip Code)
             Offices)

If this form relates to the               If this form relates to the
registration of a class                   registration of a class of
of securities pursuant to                 securities pursuant to Section 12 (g)
Section 12 (b) of the Exchange Act        of the Exchange Act and is effective
and is effective pursuant to General      pursuant to General Instruction A.(d),
Instruction A.(c),                        please check the following box: [ ]
please check the following box: [ ]



Securities Act registration statement file number to which this form relates:
000-33217


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class             Name of Each Exchange on Which
        to be so Registered             Each Class is to be Registered
        -------------------             -------------------------------
               None                               None

Securities to be registered pursuant to Section 12(g) of the Act:

                         PREFERRED SHARE PURCHASE RIGHTS
                              (Title of Each Class)

ITEM 1. DESCRIPTION OF SECURITIES TO BE REGISTERED.

Reference is hereby made to the Registration Statement on Form 8-A (File No. 000-33217) filed by NeighborCare, Inc. ("NeighborCare") with the Securities and Exchange Commission on November 18, 2003 relating to the Rights Agreement between NeighborCare, Inc. (the "Company") and StockTrans, Inc. (the "Rights Agent"), dated as of November 18, 2003 (the "Form 8-A"). The description of the Rights Agreement included in the Form 8-A is hereby incorporated by reference into this Form 8-A/A. A copy of the Rights Agreement is included as Exhibit 4.1 and is incorporated by reference herein.

In connection with the Company's execution of the Merger Agreement (as defined below) the Company entered into Amendment No. 1 (the "Amendment") to the Rights Agreement for the purpose of amending the Rights Agreement to render it inapplicable to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 6, 2005, among the Company, Omnicare, Inc., a Delaware corporation and Nectarine Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Omnicare, Inc., the Offer and the other transactions contemplated in the Merger Agreement. The Amendment became effective on July 6, 2005, concurrent with the execution of the Merger Agreement. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is included as Exhibit 4.2 hereto and is incorporated by reference herein.



ITEM 2. EXHIBITS.

     4.1 Rights Agreement, dated as of November 18, 2003, between Genesis Health Ventures, Inc. and StockTrans, Inc., which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (Incorporated herein by reference to the Company's Form 8-A filed on November 18, 2003).

     4.2 Amendment No. 1 to Rights Agreement, dated as of July 5, 2005, between the Company and StockTrans, Inc., as Rights Agent (Incorporated herein by reference to Exhibit (a) (40) to Amendment No. 19 to the Schedule 14d-9 filed by NeighborCare, Inc. on July 8, 2005).



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


                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  July 11, 2005             NEIGHBORCARE, INC.


                                  By:    /s/ John Gaither
                                     ---------------------------------
                                     Name:   John Gaither
                                     Title:  Senior Vice President, General
                                             Counsel, and Secretary



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


                                  EXHIBIT LIST

4.1 Rights Agreement, dated as of November 18, 2003, between Genesis Health Ventures, Inc. and StockTrans, Inc., which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (Incorporated herein by reference to the Company's Form 8-A filed on November 18, 2003).

4.2 Amendment No. 1 to Rights Agreement, dated as of July 5, 2005, between the Company and StockTrans, Inc., as Rights Agent (Incorporated herein by reference to Exhibit (a) (40) to Amendment No. 19 to the Schedule 14d-9 filed by NeighborCare, Inc. on July 8, 2005).


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